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                                                                   EXHIBIT 23(A)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 19, 2001, except as to note 13, which is as of February 21, 2001 relating to the consolidated financial statements and financial statement schedule of Sunrise Technologies International, Inc., which appears in Sunrise Technologies International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
San Jose, California
April 6, 2001